EXHIBIT 23.6

                      [LETTERHEAD OF ALTENBURG & TEWES AG]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Geotek Communications, Inc. (Reg. No. 33-64533) (the "Company") of our report dated September 6, 1994, on our audit of the financial statements of DBF Bundelfunk GmbH & Co. Betriebs-KG as of December 31, 1993, and for the year ended December 31, 1993, which report appears in the Company's Current Report on Form 8-K dated August 2, 1994, as amended.




Wuppertal, January 9, 1996



ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

former

DUSSELDORFER TREUHAND-GESELLSCHAFT
ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
STEUERBERATUNGSGESELLSCHAFT


     Berg                      Spielberg
Wirtschaftsprufer          Wirtschaftsprufer